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                             [Letterhead of Baker & McKenzie]


August 11, 1997


DAOU Systems, Inc.
5120 Shoreham Place
San Diego, CA 92122

Ladies and Gentlemen:

We have acted as counsel to DAOU Systems, Inc., a Delaware corporation (the "Company"), in connection with its filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form SB-2, Registration No. 333-32873, including exhibits thereto (the "Registration Statement"), covering up to 2,000,000 shares of the Company's Common Stock, par value $0.001 per share, and up to 300,000 additional shares subject to an over-allotment option granted to the underwriters (collectively, the "Shares").

We have examined the originals, or photostatic or certified copies, of such records of the Company, certificates of officers of the Company and of public officials, and such other documents as we have deemed relevant and necessary as the basis of the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies.

Based upon our examination, we are of the opinion that the Shares have been validly authorized and will, when sold as contemplated by the Registration Statement, be legally issued, fully paid and non-assessable.

We express no opinion as to the applicability of, compliance with, or effect of federal law or the law of any jurisdiction other than the General Corporation Law of the State of Delaware.



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BAKER & McKENZIE
DAOU Systems, Inc.
August 11, 1997
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We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act.

Very truly yours,

BAKER & McKENZIE